Exhibit 99.1

Webcast:      Today, July 25, 2014 at 10:00 a.m. ET

www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS SECOND QUARTER

NET REVENUE OF $25.9 MILLION AND DILUTED EPS OF $0.13

NAPLES, Florida, July 25, 2014 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and six month periods ended June 30, 2014 as summarized below.

Summary of Second Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Net revenue	$25.9	$26.9	(3.6)%	$50.1	$51.7	(3.0)%
Station operating income (SOI) (non-GAAP)	9.5	10.1	(5.9)%	16.6	18.2	(8.7)%
Operating income	6.5	7.4	(12.1)%	10.8	12.9	(16.4)%
Net income (1)	3.0	2.4	28.1%	3.7	4.8	(22.5)%
Net income per diluted share (1)	$0.13	$0.10	30.0%	$0.16	$0.21	(23.8)%

(1)	Net income and net income per diluted share for the three and six month periods ended June 30, 2013 were impacted by a pre-tax $1.0 million fee incurred in connection with debt pre-payment and a non-cash pre-tax charge of $1.3 million for loss on extinguishment of long-term debt incurred in connection with an amended credit agreement and debt pre-payment. Net income and net income per diluted share for the three and six month periods ended June 30, 2014 were impacted by a pre-tax $0.3 million expense for debt forgiveness related to a notes receivable.

The $1.0 million, or 3.6%, year-over-year decline in net revenue during the three months ended June 30, 2014, primarily reflects lower advertising revenue at the Company’s Philadelphia, Wilmington and Greenville-New Bern-Jacksonville market clusters. The decline in net revenue was partially offset by $0.7 million in other revenue, resulting from an agreement with an electronics company and its affiliate concerning the use of our and their respective logos.

Lower net revenue in the 2014 second quarter was partially offset by a $0.4 million, or 2.3%, reduction in station operating expenses, resulting in a $0.6 million, or 5.9%, decline in second quarter 2014 station operating income (SOI), a non-GAAP financial measure, to $9.5 million compared to the 2013 second quarter. The $0.9 million, or 12.1% year-over-year reduction in 2014 second quarter operating income, is primarily attributable to the year-over-year revenue decline which more than offset a 0.4% reduction in total operating expenses in the second quarter of 2014 compared with the same period in 2013.

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Beasley Broadcast Group, 7/25/14	page 2

A $1.2 million, or 52.7% year-over-year reduction in second quarter 2014 interest expense related to lower borrowing costs and reduced amounts outstanding, was partially offset by a $0.6 million, or 36.3%, rise in income tax expense. In addition, results for the three months ended June 30, 2013 were impacted by pre-tax charges totaling $2.3 million for fees incurred in connection with debt pre-payment and loss on extinguishment of long-term debt incurred in connection with an amended credit agreement. As a result, net income for the 2014 second quarter rose $0.7 million, or 28.1%, to $3.0 million while net income per diluted share increased 30% to $0.13, compared with comparable year ago period.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Second quarter revenue levels reflect slower advertising spending across most markets where we operate which led to declines in seven of our eleven markets and lower station operating income.

“Overall, we outperformed in our five market clusters that report to Miller Kaplan. In these markets, which accounted for approximately 78% of total second quarter revenue, Beasley station cluster revenue declined 5.2%, compared with the total revenue for all reporting radio stations in these markets which were down 6.0% for the quarter. Our year-over-year revenue decline is partially attributable to difficult comparisons with 2013 second quarter results when we generated double digit revenue gains in markets including Philadelphia and Las Vegas. However, our initiatives to expand our digital offerings are delivering results as we recorded an approximate 24% rise in digital revenue during the quarter. Notwithstanding the challenges faced in the second quarter, our market positions remain healthy based on our organization-wide focus on strong core programming and targeted localism. This focus is vital to the Company’s ratings strength and long-term success.

“We continue to focus on debt reduction and returning capital to shareholders and during the second quarter we made credit facility repayments totaling $1.25 million, reducing borrowings to $102.25 million at June 30, 2014. Our debt and leverage reduction initiatives over the last few years are benefiting our bottom line, as we’ve lowered interest expense, while our leverage ratio remains near its lowest level in over 10 years. We intend to continue to allocate cash from operations to further reduce debt, pay quarterly cash dividends and to pursue other opportunities to enhance shareholder value.

“Looking forward, we remain focused on ensuring that our station clusters match or exceed their market’s revenue performance while further strengthening our balance sheet. We have strong community involvement and an intimate connection with our listeners and advertisers in all of our markets, healthy station clusters and ratings, and excellent leadership and personnel across our organization. We believe our focus on our core content and digital media opportunities positions Beasley Broadcast Group to deliver compelling entertainment to radio users, a high value media buy for advertisers and profitable station and digital revenue growth for the Company.”

Webcast Information

The Company will host a webcast today, July 25, 2014, at 10:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

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Beasley Broadcast Group, 7/25/14	page 3

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc., www.bbgi.com, is a radio broadcasting company that owns and operates 44 stations (28 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also operates one station in the expanded AM band in Augusta, GA.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and six months ended June 30, 2014, same-station results exclude revenue and expenses from KVGS-FM in Las Vegas which was acquired in September 2013.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of the two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “guidance,” “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2013. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of July 25, 2014, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 7/25/14	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net revenue	$25,875,785	$26,855,633	$50,095,054	$51,668,102

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	16,390,400	16,773,324	33,492,540	33,476,328
Corporate general and administrative expenses (including stock-based compensation) (3)	2,342,619	2,129,569	4,617,623	4,223,578
Depreciation and amortization	616,750	527,529	1,223,312	1,092,224

Total operating expenses	19,349,769	19,430,422	39,333,475	38,792,130
Operating income	6,526,016	7,425,211	10,761,579	12,875,972
Non-operating income (expense):
Interest expense	(1,100,089)	(2,326,250)	(2,323,804)	(4,374,124)
Loss on extinguishment of long-term debt	(23,599)	(1,260,784)	(23,599)	(1,260,784)
Other income (expense), net	(313,655)	36,563	(289,393)	82,592

Income before income taxes	5,088,673	3,874,740	8,124,783	7,323,656
Income tax expense	2,067,384	1,516,771	4,420,622	2,545,200

Net income	$3,021,289	$2,357,969	$3,704,161	$4,778,456

Basic and diluted net income per share	$0.13	$0.10	$0.16	$0.21

Basic common shares outstanding	22,818,398	22,742,198	22,800,628	22,726,954

Diluted common shares outstanding	22,879,408	22,798,418	22,877,921	22,774,001

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $54,066 and $11,553 for the three months ended June 30, 2014 and 2013, respectively and $133,664 and $18,791 for the six months ended June 30, 2014 and 2013, respectively.
(3)	Includes stock-based compensation of $316,615 and $171,747 for the three months ended June 30, 2014 and 2013, respectively and $593,519 and $301,722 for the six months ended June 30, 2014 and 2013, respectively.

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Beasley Broadcast Group, 7/25/14	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30, 2014	December 31, 2013
Cash and cash equivalents	$12,091	$14,299
Working capital	20,656	21,535
Total assets	263,951	264,209
Long term debt, less current portion	97,137	102,625
Total stockholders’ equity	$95,741	$93,626

Selected Statement of Cash Flows Data - Unaudited

	Six Months Ended June 30,
	2014	2013
Net cash provided by operating activities	$6,967,858	$7,412,977
Net cash used in investing activities	(1,857,073)	(830,987)
Net cash used in financing activities	(7,318,347)	(5,250,263)

Net increase (decrease) in cash and cash equivalents	$(2,207,562)	$1,331,727

Calculation of SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenue	$25,875,785	$26,855,633	$50,095,054	$51,668,102
Station operating expenses	(16,390,400)	(16,773,324)	(33,492,540)	(33,476,328)

SOI	$9,485,385	$10,082,309	$16,602,514	$18,191,774

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
SOI	$9,485,385	$10,082,309	$16,602,514	$18,191,774
Corporate general and administrative expenses	(2,342,619)	(2,129,569)	(4,617,623)	(4,223,578)
Depreciation and amortization	(616,750)	(527,529)	(1,223,312)	(1,092,224)
Interest expense	(1,100,089)	(2,326,250)	(2,323,804)	(4,374,124)
Loss on extinguishment of long-term debt	(23,599)	(1,260,784)	(23,599)	(1,260,784)
Other income (expense), net	(313,655)	36,563	(289,393)	82,592
Income tax expense	(2,067,384)	(1,516,771)	(4,420,622)	(2,545,200)

Net income	$3,021,289	$2,357,969	$3,704,161	$4,778,456

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Beasley Broadcast Group, 7/25/14	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reported net revenue	$25,875,785	$26,855,633	$50,095,054	$51,668,102
KVGS-FM	(520,739)	—	(1,091,325)	—

Same-station net revenue	$25,355,046	$26,855,633	$49,003,729	$51,668,102

Reported station operating expenses	$16,390,400	$16,773,324	$33,492,540	$33,476,328
KVGS-FM	(361,425)	—	(812,713)	—

Same-station station operating expenses	$16,028,975	$16,773,324	$32,679,827	$33,476,328

Same-station net revenue	$25,355,046	$26,855,633	$49,003,729	$51,668,102
Same-station station operating expenses	16,028,975	16,773,324	32,679,827	33,476,328

Same-station SOI	$9,326,071	$10,082,309	$16,323,902	$18,191,774

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Same-station SOI	$9,326,071	$10,082,309	$16,323,902	$18,191,774
Same-station net revenue adjustment	520,739	—	1,091,325	—
Same-station station operating expenses adjustment	(361,425)	—	(812,713)	—
Corporate general and administrative expenses	(2,342,619)	(2,129,569)	(4,617,623)	(4,223,578)
Depreciation and amortization	(616,750)	(527,529)	(1,223,312)	(1,092,224)
Interest expense	(1,100,089)	(2,326,250)	(2,323,804)	(4,374,124)
Loss on extinguishment of long-term debt	(23,599)	(1,260,784)	(23,599)	(1,260,784)
Other income (expense), net	(313,655)	36,563	(289,393)	82,592
Income tax expense	(2,067,384)	(1,516,771)	(4,420,622)	(2,545,200)

Net income	$3,021,289	$2,357,969	$3,704,161	$4,778,456

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